UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

DEFINITIVE PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

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Venture Lending & Leasing VIII, Inc.

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VENTURE LENDING & LEASING VIII, INC.
104 La Mesa Drive, Suite 102
Portola Valley, California 94028
(650) 234-4300

August 28, 2023

To the Shareholder of Venture Lending & Leasing VIII, Inc.:

We have called a special shareholder meeting for October 6, 2023 to commence at 11:00 a.m., Pacific Time, by tele/videoconference.  At the special meeting, we will seek your approval of (i) the Plan of Liquidation included in the enclosed proxy statement under which Venture Lending & Leasing VIII, Inc. (the “Fund” or “Fund VIII”) will liquidate and dissolve, and distribute all of its assets to Venture Lending & Leasing VIII, LLC (the “LLC”), a Delaware limited liability company and (ii)  the termination of the Fund’s status as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) (collectively, the “Proposals”). If the proposals are approved, we expect to implement them as soon as possible following the special shareholder meeting scheduled for October 6, 2023.  After distributing its remaining assets to its sole shareholder, the LLC, and withdrawing its status as a BDC under the 1940 Act, the Fund will immediately thereafter de-register as a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and withdraw its license as a finance lender under the California Finance Lenders Law. Neither of the Proposals will be implemented unless both are approved.

Fund VIII was organized in 2015, raised $356.1 million in capital from its sole shareholder, the LLC, borrowed $209.0  million from its lenders, had total assets that peaked at over $446.5  million, and, to date, has distributed over $459.1 million to the LLC, inclusive of approximately $382.6 million in cash.  At June 30, 2023, Fund VIII retained approximately $29.4  million in total assets, inclusive of approximately $14.0  million in cash.  As we continue the wind-down phase of Fund VIII, there is a risk that, in the near term, the Fund will fail to meet the diversification requirements imposed upon it to qualify for favorable tax treatment as a “Regulated Investment Company” under the Internal Revenue Code of 1986, as amended.

We are submitting for your approval, as a member of the LLC and beneficial shareholder of Fund VIII, a proposal that the Fund distribute its remaining assets to the LLC, which will oversee the collection and liquidation of the remaining assets of Fund VIII and distribute the net proceeds to the members of the LLC.  Terminating Fund VIII’s status as a BDC under the 1940 Act will enable us to achieve material savings in accounting and compliance expenses (including by eliminating the need for separate audits of Fund VIII and the LLC, eliminating the expenses associated with being a reporting company under the Exchange Act and reducing the fees and expenses it pays for independent directors over the remaining life of the Fund) without adversely affecting the conduct of our business during this wind-down phase.

The wind-down, liquidation, and dissolution of Fund VIII will be substantially similar to that of Venture Lending & Leasing III, Inc., Venture Lending & Leasing IV, Inc., Venture Lending & Leasing V, Inc., Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc.  The LLC will continue to be managed by its managing member, Westech Investment Advisors, LLC (“Westech”). We are proposing no change in the duties or compensation of the managing member, and Westech will oversee the wind-down of the portfolio of assets of the LLC and will receive the same compensation with respect to the assets of Fund VIII that it now receives from Fund VIII. See “Effect of the Proposals on the Management of Fund VIII’s Loan and Securities Portfolio – The Existing Management Agreement” in the enclosed proxy statement.

We encourage you to carefully review the enclosed proxy statement, as it sets forth the details of the two proposals and the tax consequences thereof.

You do not need to attend the meeting to participate.  Whether you plan to attend the meeting or not, we urge you to sign, date, and return the enclosed proxy by email or fax in order that as many shares as possible may be represented at the meeting.  Your vote as a member of the LLC, the Fund’s sole shareholder, is important and your cooperation in promptly returning your executed proxy would be appreciated.  Your proxy is revocable and will not affect your right to vote.  Therefore, even if you execute a proxy, you may still attend the shareholder meeting and vote your shares.

Your vote is solicited on behalf of the Board of Directors of Fund VIII.

Very truly yours,

/s/ Maurice C. Werdegar
Maurice C. Werdegar
Chairman

VENTURE LENDING & LEASING VIII, INC.

NOTICE OF SPECIAL SHAREHOLDER MEETING
TO BE HELD ON OCTOBER 6, 2023

TO THE SOLE SHAREHOLDER OF VENTURE LENDING & LEASING VIII, INC.:

A special meeting of the sole shareholder of Venture Lending & Leasing VIII, Inc. (the “Fund” or “Fund VIII”) will be held at 11:00 a.m., Pacific time by tele/videoconference, to consider and vote on the following matters (each a “Proposal” and together, the “Proposals”):

(1)
Approval of the Plan of Liquidation included in this proxy statement as Appendix A (the “Plan of Liquidation”), pursuant to which Fund VIII will distribute all of its assets to Venture Lending & Leasing VIII, LLC (the “LLC”), the Fund’s sole shareholder, and dissolve (the “Liquidation Proposal” or the “Liquidation”); and

(2)
Approval of the termination of the status of Fund VIII as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”) (the “BDC Termination Proposal”), to occur immediately following Fund VIII’s distribution of its assets to the LLC.

You should carefully consider the risk factors relating to the Proposals and our business, which are described under “Background of the Proposals and Risk Factors” in the enclosed proxy statement.

Members of the LLC beneficially owning Fund VIII shares through the LLC, the Fund’s sole shareholder, on the close of business on August 1, 2023 (the “Record Date”) are entitled to vote at the meeting.  You may attend and vote at the meeting, or may complete, date and sign the enclosed proxy and return it to us by email or fax.  Your proxy is revocable and executing does not affect your ability to attend the meeting and vote there.

A full set of proxy materials will first be mailed to you pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934 on August 28, 2023.

Your proxy is solicited on behalf of the Board of Directors of Fund VIII.

By order of the Board of Directors,

/s/ Maurice C. Werdegar
Maurice C. Werdegar
Chairman

August 28, 2023

VENTURE LENDING & LEASING VIII, INC.
104 La Mesa Drive, Suite 102
Portola Valley, California 94028
(650) 234-4300

DEFINITIVE PROXY STATEMENT
SPECIAL SHAREHOLDER MEETING

August 28, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 6, 2023:  This Proxy Statement, together with a Notice of Special Shareholder Meeting and Proxy Card, is available, with log-in information, online at: www.intralinks.com. Please contact Thomas Romero, at (650) 234-4310, or by email to thomas@westerntech.com, if you require assistance accessing such website.  A full set of proxy materials will first be delivered to the sole shareholder pursuant to Rule 14a-16(n) under the Securities Exchange Act of 1934 (the “Exchange Act”) on August 28, 2023.

Your vote at this special meeting is important to us.  Please vote the shares of the Fund you beneficially hold as a member of the LLC, the Fund’s sole shareholder, by completing the enclosed proxy and returning it to us. The enclosed proxy is solicited by Fund VIII’s board of directors (the “Board of Directors”).

SUMMARY OF PROPOSALS

The following is a summary of the Proposals to be presented at the special meeting and is qualified by reference to the more detailed discussion of the proposals appearing elsewhere in this proxy statement.

The costs of implementing the Proposals are expected to be minimal and will relate primarily to administrative and legal expenses.  The estimated cost of implementing the Proposals is less than $20,000.

If approved, the Proposals are expected to be implemented as soon as is possible following the special shareholder meeting to be held on October 6, 2023.

For greater detail regarding the Proposals, see the sections entitled “The Liquidation Proposal” and “The BDC Termination Proposal” in this proxy statement.

Proposal 1 – The Liquidation Proposal

The Liquidation Proposal
Under the Liquidation Proposal, Fund VIII would distribute all of its remaining assets to its sole shareholder, the LLC, and dissolve.  The Liquidation Proposal would be implemented pursuant to the Plan of Liquidation attached as Appendix A to this proxy statement.  See “The Liquidation Proposal.”

Reason for the Liquidation Proposal
Given Fund VIII’s rapidly declining size and limited life cycle, we believe the benefits realized by the presence of independent directors, filing periodic reports with the Securities and Exchange Commission (the “SEC”), and complying with the requirements of operating as both a BDC and a reporting company under the Exchange Act are outweighed by the costs.  By not conducting business as a BDC, Fund VIII will realize cost savings by eliminating the expenses associated with being an SEC reporting company, which savings can be passed on to the LLC, its sole shareholder, in the form of greater cash distributions. In this regard, as a BDC, Fund VIII is required to file periodic reports with the SEC that include audited financial statements. Although Fund VIII’s sole shareholder, the LLC, will continue to provide its members with annual audited financial statements and quarterly unaudited financial statements that will include Fund VIII on a consolidated basis, eliminating the requirement that Fund VIII prepare its own separate annual audited financial statements will result in further cost savings that can be passed on to the LLC.  See “The Liquidation Proposal.”

Additionally, as Fund VIII winds down its business, it runs the risk of no longer qualifying for favorable tax treatment as a “regulated investment company” (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). RICs must meet certain diversification requirements with respect to their assets.  Because of the diminishing size of Fund VIII’s portfolio, it runs the risk of not meeting these diversification requirements. By distributing the remaining assets of Fund VIII to the LLC, the income from Fund VIII’s assets should continue to be subject to only one level of income taxation.  Fund VIII currently meets, and we anticipate that throughout the wind-down phase it will continue to meet, the diversification requirements applicable to RICs under the Internal Revenue Code. See “The Liquidation Proposal – Certain Tax Aspects of the Liquidation Proposal.”

Liquidation Proceeds
Fund VIII would distribute all of its remaining assets to the LLC.  The members of the LLC would continue to own proportionate interests in an entity (the LLC) owning the investment portfolio formerly held by Fund VIII.  Distributions would be made by the LLC to its members in the discretion of Westech as the managing member of the LLC.  Westech intends to follow the current distribution policy of the LLC and to make distributions to the members from the cash realized by the LLC, after payment of the expenses of the LLC and the reservation of monies for future expenses and contingencies as deemed appropriate by Westech.  See “The Liquidation Proposal.”

Effect of Liquidation Proposal	If the Liquidation Proposal is approved:

	•	The assets of the LLC would include those distributed to it by Fund VIII.

	•	Under an existing investment management agreement (the “Management Agreement”), Westech serves as the investment adviser to Fund VIII. Westech performs similar functions for the LLC. No change in the duties or compensation of Westech is contemplated by the Liquidation Proposal.

	•	The LLC currently has an advisory board (the “Advisory Board”) consisting of Monica Lai, Spiro C. Lazarakis and Arthur C. Spinner, each of whom currently serves as an independent director of Fund VIII.

•	The outstanding shares of membership interest in the LLC (“LLC Shares”), as is the case with the outstanding shares of common stock of Fund VIII (“Fund Shares”), would continue to not be traded on any securities market.

•	The assets of Fund VIII distributed to the LLC pursuant to the Liquidation Proposal would be held and liquidated by the LLC in an orderly fashion, as they would be if still held by Fund VIII absent the Liquidation Proposal.

•	It is anticipated that each member of the LLC will recognize a long-term capital loss of approximately $51 per LLC Share for tax year 2023. It is expected that the LLC will have additional capital gains and losses as long as it continues to operate.

•	There is no expectation that the LLC will wind down its business immediately following implementation of the Liquidation Proposal. The LLC is expected to wind down its business in the normal course by December 31, 2027, subject to up to five one-year extensions.

See “Background of the Proposals and Risk Factors,” and see “The Liquidation Proposal.”

Risk Factors
The Liquidation Proposal carries certain risks, including, among others, the potential for taxable income without cash distributions.  The LLC would also continue to be subject to Fund VIII’s business risks. See “Background of the Proposals and Risk Factors,” and see “The Liquidation Proposal.”

Rights of Members of the LLC
The LLC is the sole shareholder of Fund VIII. The LLC is a Delaware limited liability company organized in 2015.  The rights of the members of the LLC are governed by its Second Amended and Restated Operating Agreement dated September 2, 2015, as amended from time to time (the “Operating Agreement”).  Unlike Fund VIII, the LLC does not hold annual meetings of members, and its managing member, Westech, does not stand for annual election by the members of the LLC.  Westech may be removed as managing member by the members of the LLC by vote or consent of the members holding at least two-thirds of the outstanding LLC Shares, and then only for “cause,” defined as (i) the conviction of a felony, or (ii) willful gross misconduct or willful gross neglect of duties which, in either case, has resulted in material economic harm to the LLC, unless Westech, in good faith, believed that its actions were in the best interests of the LLC.  See “The Liquidation Proposal – How will the business of Fund VIII differ from the business of the LLC?”

Tax Consequences
The sole shareholder of Fund VIII, the LLC, will have a taxable income or loss measured by the difference between its adjusted basis in the Fund Shares and the fair market value of the assets (less liabilities, if any) distributed to the LLC.  In connection with the liquidation, the members of the LLC, a pass through entity, will realize a portion of the LLC’s net income or net loss on the Liquidation, in proportion to their ownership of LLC Shares.  See “The Liquidation Proposal – Certain Tax Aspects of The Liquidation Proposal.”

Approval of the Liquidation Proposal requires the approval of the holders of a majority of the outstanding Fund Shares.

Vote Required
The Operating Agreement of the LLC grants the members pass-through voting rights, meaning that the LLC may take no action as the sole shareholder of Fund VIII without first securing the approval of the members of the LLC to the same extent as if the members of the LLC were shareholders of Fund VIII.  Accordingly, approval of the Liquidation Proposal requires the prior approval of the holders of a majority of the outstanding LLC Shares. See “The Liquidation Proposal – Vote Required.”  This Proxy Statement, in a form substantially similar to that filed with the SEC, will be delivered to the members of the LLC.

Appraisal Rights	You do not have “appraisal rights” as a shareholder of Fund VIII or as a member of the LLC.

Recommendation	The Board of Directors has unanimously approved and recommends that you vote “FOR” the Liquidation Proposal. See “The Liquidation Proposal – Recommendation of Venture Inc.’s Board of Directors.”

Proposal 2 – The BDC Termination Proposal

The BDC Termination Proposal
If the BDC Termination Proposal is approved, immediately after Fund VIII distributes its remaining assets to the LLC, Fund VIII will terminate its status as a BDC under the 1940 Act.  See “The BDC Termination Proposal.”

Reason for the BDC Termination Proposal
Given Fund VIII’s rapidly declining size and limited life cycle, we believe the benefits realized by the presence of independent directors, filing periodic reports with the SEC, and complying with the requirements of operating as both a BDC and a reporting company under the Exchange Act are outweighed by the costs.  By not conducting business as a BDC, the Fund will realize cost savings by eliminating the expenses associated with being a reporting company under the Exchange Act and by reducing the fees and expenses it pays for independent directors over the remaining life of the Fund, which savings can be passed on to the members of the LLC in the form of greater cash distributions.  Additionally, as a BDC, Fund VIII is required to file periodic reports with the SEC that include audited financial statements.  The LLC will continue to provide its members with annual audited financial statements, which will include the transferred Fund VIII assets.  Westech, as the managing member of the LLC, could, but does not currently plan to, seek to amend the LLC’s Operating Agreement to eliminate the requirement that the LLC provide annual audited financial statements to its members as it further winds down its business.  This would result in further cost savings being passed on to the LLC’s members.  In the unlikely event that the LLC’s Operating Agreement is amended to eliminate the requirement that the LLC provide annual audited financial statements to its members, pursuant to Rule 206(4)-2 under the Investment Advisers Act of 1940 (the “Advisers Act”), the LLC will be subject to annual verification and examination of its assets by its independent auditors and will provide quarterly account statements and quarterly shareholder reports inclusive of financial statements to its members in lieu of audited financial statements.  See “The BDC Termination Proposal – Why are we doing this?” and “The BDC Termination Proposal – How will the BDC Termination work?”

Fund VIII’s BDC status and registration under the Exchange Act, among other things, enabled the Fund to qualify as a RIC under the Internal Revenue Code. RICs must meet certain income requirements and diversification requirements with respect to their assets. Because of the diminishing size of Fund VIII’s portfolio, there is a risk that, in the near term, it will not meet these diversification requirements.  Therefore, in view of the level of Fund VIII’s assets, the additional costs of maintaining Fund VIII’s status as a BDC and a reporting company under the Exchange Act outweigh any benefit Fund VIII may derive from such status.  Fund VIII currently meets, and we anticipate that throughout the wind-down phase it will continue to meet, the diversification requirements applicable to RICs under the Internal Revenue Code.  See “The BDC Termination Proposal – Certain Tax Aspects of the BDC Termination Proposal.”

Risk Factors
Unlike Fund VIII, which operates as a BDC, the LLC is not subject to the 1940 Act and will not be supervised by a board of directors the majority of whom are independent, and will not be subject to restrictions on the type of investments it can make and other regulatory protections.  Furthermore, the LLC does not and will not file periodic reports with the SEC.  In holding assets previously held by Fund VIII, the LLC will be generally subject to the same risks attendant to the operation of the business by Fund VIII.  See “Background of the Proposals and Risk Factors,” and see “The BDC Termination Proposal – How will the LLC be different from Fund VIII?”

Approval of the BDC Termination Proposal requires the approval of the holders of a majority of the outstanding Fund Shares.

Vote Required
The Operating Agreement of the LLC grants the members pass-through voting rights, meaning that the LLC may take no action as the sole shareholder of Fund VIII without first securing the approval of the members of the LLC to the same extent as if the members of the LLC were shareholders of Fund VIII. Accordingly, approval of the BDC Termination Proposal requires the prior approval of the holders of a majority-in-interest of the outstanding LLC Shares.  See “The BDC Termination Proposal – Vote Required.”  This Proxy Statement, in a form substantially similar to that filed with the SEC, will be delivered to the members of the LLC.

Recommendation	The Board of Directors has unanimously approved and recommends that you vote “FOR” the BDC Termination Proposal. See “The BDC Termination Proposal – Recommendation.”

GENERAL INFORMATION ABOUT MEETING AND FUND VIII

Meeting Date; Time; and Location	October 6, 2023, 11:00 a.m. Pacific time by tele/videoconference.

Quorum	Holder of a majority of the issued and outstanding Fund Shares, present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

Record Date; Shares Entitled to Vote
The Record Date is August 1, 2023.  Only the LLC, through its members as of the close of business on the Record Date, will be entitled to vote at the meeting. As of the close of business on the Record Date there were 100,000 shares of common stock, $.001 par value, of Fund VIII outstanding and entitled to vote. Each of those Fund Shares is entitled to one vote on each matter to come before the meeting.  Each fractional Fund Share is entitled to an identical fractional vote on each matter to come before the meeting.

Voting Procedure
After you read and consider the information in this proxy statement, mark your proxy with respect to each matter, and then email or fax to us your signed and dated proxy as promptly as possible. To make sure you are represented at the meeting, you should return your proxy whether or not you plan to attend.  Your failure to return a proxy will have the effect of voting AGAINST the Proposals. You may revoke a proxy at any time before it is exercised by notifying the Secretary of Fund VIII in writing at the above address, or by attending the meeting and voting there.

How Votes Will Be Counted
The Liquidation Proposal requires the approval of the holders of a majority of the outstanding LLC Shares, and the BDC Termination Proposal requires the approval of the holders of a majority-in-interest of the outstanding LLC Shares.  Abstentions will have the effect of a vote AGAINST the Proposals.  If a signed proxy is returned but not voted (for, against, or abstain) on a Proposal, then the management proxies will vote the shares represented by the proxy FOR the Proposal.

The Proposals as One Integrated Plan	Neither of the two Proposals will be implemented unless both are approved.

Proxy Solicitation
The proxy of the LLC, through its members, will be solicited primarily by e-mail.  A full set of proxy materials will first be delivered to the LLC pursuant to Rule 14a-16(n) under Exchange Act on August 28, 2023. Proxy materials will also be available for review by members of the LLC at: www.intralinks.com. The cost of the proxy solicitation and the preparation of this proxy statement will be borne by Fund VIII.

Fund VIII’s Investment Adviser	Fund VIII’s investment adviser is Westech, a California corporation located at 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.

Annual and Quarterly Reports
You may obtain copies of Fund VIII’s 2022 annual report on Form 10-K (for the year ended December 31, 2022) and 2023 quarterly reports on Form 10-Q, without charge, by accessing the EDGAR Database on the SEC’s website at http://www.sec.gov or by  contacting Thomas Romero at (650) 234-4310 or thomas@westerntech.com.

Further Information
Questions concerning this proxy statement should be directed to Jared Thear, Vice President, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer of Westech, at (650) 234-4326 or jared@westerntech.com.

Special Note About Forward-looking Statements
Except for the historical statements and discussions thereof contained in this proxy statement, statements in this proxy statement, including those set forth under the heading “Risk Factors,” constitute “forward-looking statements.”  In addition, other written or oral statements which constitute forward-looking statements have been made and may be made in the future by one or all of Westech, Fund VIII and the LLC.

You should not put undue reliance on forward-looking statements. We have an obligation to update and disclose any material developments related to information disclosed in this proxy statement through and including the date of the meeting.  However, we undertake no obligation to update or revise any forward-looking statements that are or may be affected by developments which we do not deem material. When used or incorporated by reference in this proxy statement, the words “anticipate,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements.

FUND VIII’S BUSINESS

Fund VIII is a non-diversified closed-end management investment company electing status as a BDC under the 1940 Act.  The investment objective of Fund VIII is to achieve a high total return by providing debt financing to portfolio companies.  The Fund’s investment activities focus primarily on private debt securities.  Fund VIII generally receives warrants to acquire equity securities in connection with its portfolio investments, and generally distributes such warrants upon receipt to the LLC.

The sole shareholder of Fund VIII is the LLC.  The capital of Fund VIII has been contributed to it by the LLC, which in turn received capital contributions from its members pursuant to their capital commitments.  The members of the LLC initially committed $423.6 million in capital to the LLC.  Capital contributions were made by the members of the LLC from time to time upon call.  The capital contributions made by members to the LLC total $415.2 million.  The LLC stopped making capital calls on March 25, 2020.  The remaining capital commitments of $8.5 million expired on March 31, 2021, which was also the expiration of Fund VIII's investment period.

From the capital contributions made by its members, the LLC contributed $356.1 million in capital to Fund VIII.  The remaining $59.1 million was retained by the LLC for direct equity investments.

Fund VIII has completed its investment period and is now focused on efficiently managing and liquidating its portfolio.  As of June 30, 2023, Fund VIII had distributed approximately $459.1 million to the LLC, including approximately $382.6 million in cash and $76.5 million in warrants and other equity securities.  As of August 1, 2023, the Fund assets that remain to be distributed include $16.4 million in cash, $0.4 million in non-loan receivables and $12.5 million in loans receivable.

As of June 30, 2023, the assets of Fund VIII totaled approximately $29.4 million, and consisted of loans, with an estimated fair value of approximately $15.1 million, and cash and other assets of approximately $14.3 million.  Fund VIII’s total liabilities at June 30, 2023 were approximately $0.3 million, consisting in large part of accrued expenses and management fees payable.  Total shareholder equity of Fund VIII at June 30, 2023 was approximately $29.1 million. Fund VIII repaid in full its funded indebtedness on September 8, 2022, and therefore at June 30, 2023 it had no bank debt on its balance sheet.

BACKGROUND OF THE PROPOSALS AND RISK FACTORS

Fund VIII was organized as an investment vehicle with a limited life. Fund VIII’s Articles of Incorporation provide that Fund VIII shall cease to exist at the close of business on December 31, 2025, except for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs.

For the reasons discussed below Fund VIII’s Board of Directors recommends that Fund VIII distribute its remaining assets to the LLC, dissolve and terminate its BDC election.  If approved, the Proposals are expected to be implemented as soon as is possible following the special shareholder meeting to be held on October 6, 2023.  There is no expectation that the LLC will wind down its business immediately following implementation of the Proposals.  The LLC is expected to wind down its business in the normal course by December 31, 2027, subject to up to five one-year extensions.

The Board of Directors of Fund VIII has unanimously approved the Liquidation Proposal and the BDC Termination Proposal and directed that they be submitted for the consideration and approval of the LLC.

Pursuant to the Liquidation Proposal, the assets of Fund VIII would be distributed to the LLC, which would continue the business of Fund VIII, holding and overseeing the liquidation of the remaining loan and investment portfolio of Fund VIII.  The risks attendant to the operation of these assets by the LLC are the same risks currently associated with the operation of the business by Fund VIII.  The risk factors set forth below focus principally on the termination of Fund VIII’s status as a BDC under the 1940 Act and as a reporting company under the Exchange Act.  Along with the other information included in this proxy statement, you should carefully consider the following risks and uncertainties.

The LLC is Not Subject to the 1940 Act and Will Not Have Independent Directors or File Audited Financial Statements with the SEC

If the Proposals described herein are approved, then Fund VIII will end its status as a BDC under the 1940 Act and will no longer need to comply with the related regulatory requirements, including having independent directors and providing the LLC with audited financial statements.  The requirement that BDCs have independent directors is designed to protect the interests of investors.  The LLC is not subject to the requirements of the 1940 Act, and if the Proposals are approved, the LLC will not be managed under the direction of a majority of individuals who are unaffiliated with Westech, and, therefore, the independent oversight of Fund VIII will not exist for the LLC. Furthermore, the LLC will not be required to file audited financial statements with the SEC or provide such audited financial statements to its members.  While the LLC, will continue to provide its members with annual audited financial statements, which will include Fund VIII assets, Westech, as the managing member of the LLC, may seek to amend the LLC’s Operating Agreement to eliminate the requirement that the LLC provide annual audited financial statements to its members as it further winds down its business.  In the unlikely event that the LLC’s Operating Agreement is amended to eliminate the requirement that the LLC provide annual audited financial statements to its members, pursuant to Rule 206(4)-2 under Advisers Act, the LLC will be subject to annual verification and examination by its independent auditors and will provide quarterly account statements and quarterly shareholder reports inclusive of financial statements to its members in lieu of audited financial statements.

The LLC Will Not File Reports with the SEC and Will Not Be Subject to Regulation Under the Exchange Act

If the Proposals presented herein are approved, they are expected to be implemented as soon as possible following the special shareholder meeting scheduled for October 6, 2023.  Fund VIII will distribute its remaining assets to the LLC, withdraw its election as a BDC and, immediately thereafter, de-register as a reporting company under the Exchange Act and withdraw its license as a finance lender under the California Finance Lenders Law (the “CA Lenders Law”).  Because of its limited number of members, the LLC has not registered as a reporting company under the Exchange Act, and therefore does not and will not prepare and file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, or current reports on Form 8-K.  Further, the LLC will not file proxy statements in connection with any meetings of its members, and none of its officers or controlling persons are subject to regulation under Section 16 of the Exchange Act, which governs insider reporting and recovery of short-swing profits.

When Fund VIII No Longer Qualifies as a RIC, its Income Will Be Taxable at the Corporate Level and its Distributions Will Be Taxable to the LLC and its Members

As long as Fund VIII qualifies as a RIC under the Internal Revenue Code, it does not pay any federal or state corporate income tax on income or gains that are distributed to its sole shareholder, the LLC (referred to as having “pass-through status”). If the Proposals are approved, Fund VIII will no longer be eligible to qualify as a RIC, and Fund VIII’s income will be subject to an entity-level tax from the date it fails to qualify as a RIC through the date of liquidation.  In this regard, Fund VIII will be taxed as an ordinary C corporation on its taxable income for each year (even if that income is distributed to the LLC), and, to the extent any member of the LLC is not a tax-exempt entity, the member will be taxed on all distributions to the extent of Fund VIII’s accumulated or current earnings and profits.  Distributions in excess of accumulated and current earnings and profits, if any, will generally be treated as a return of capital that is applied against and reduces, but not below zero, the LLC’s basis in Fund Shares.  Any remaining excess would be treated as gain realized from the disposition of Fund Shares.  We do not anticipate that Fund VIII will fail to qualify as a RIC prior to the liquidation of Fund VIII.

The Liquidation of Fund VIII Will Be Taxable to the LLC and its Members

If the Proposals presented herein are approved, the LLC, as the sole shareholder of Fund VIII, will have taxable gain or loss measured by the difference between its adjusted basis in Fund Shares and the fair market value of the assets (less any liabilities, if any) distributed to it upon the Liquidation.  Because the LLC is a “pass-through entity,” the members of the LLC will be required to recognize a portion of the LLC’s gain or loss on the Liquidation, in proportion to their ownership of LLC Shares.  It is anticipated that each member will recognize a long-term capital loss of approximately $51 per LLC Share.

This is only a preliminary estimate.  Two factors could cause the amount that the members of the LLC will be required to recognize to vary, perhaps significantly, from this preliminary estimate.  First, the preliminary estimate reflects values as of June 30, 2023, but the amount of the member’s gain or loss will depend on the value of the assets of Fund VIII on the date that assets of the Fund are distributed to the LLC as part of the Liquidation.  Second, most assets held by Fund VIII are not publicly traded and there are no market quotes available to establish the fair market value of its assets with certainty.  The Board of Directors will use the valuation methods it has customarily employed to estimate the value of Fund VIII’s assets as of the distribution date.  The Internal Revenue Service (the “IRS”), however, will not be bound by the Board of Director’s valuation and could assert that Fund VIII’s assets had a higher value on the distribution date than the value reported to the members of the LLC.  As a result, any gain or loss realized by the members could vary significantly from the estimates disclosed in this proxy statement.  See “Certain Tax Aspects of the Liquidation.”

Under the Operating Agreement of the LLC, Westech, as the Managing Member, May Be Removed for Cause by a Vote of Two-Thirds of the Membership Interests

While the existing Management Agreement between Fund VIII and Westech can be cancelled on 60 days’ notice by Fund VIII’s Board of Directors, the LLC’s Operating Agreement permits the termination of Westech as the managing member of the LLC by vote of the members holding two-thirds of the outstanding membership interests of the LLC, but only for “cause,” defined to mean (i) the conviction of a felony or (ii) willful gross misconduct or willful gross neglect of its duties which, in either case, has resulted in material economic harm to the LLC unless Westech, in good faith, believed that its actions were in the best interest of the LLC.

The LLC Is Not Obligated to Make Any Cash Distributions With Respect to LLC Shares

Westech, as the LLC’s managing member, has the discretion to retain future profits for anticipated expenses and for contingencies.  The LLC anticipates continuing its current policy of making distributions as borrowers repay their loans and it liquidates its and Fund VIII’s other investment securities.  There can be no assurance as to the amount or timing of such income or the resulting distributions to be made by the LLC to its members.

THE LIQUIDATION PROPOSAL

Recommendation

The Board of Directors has determined that the Liquidation Proposal is advisable and is in the best interest of the LLC. In reaching its decision, the Board of Directors considered, among others, the following factors:

•
the fact that, as Fund VIII winds down its business, there is a risk it could fail to qualify for favorable tax treatment as a RIC under the Internal Revenue Code, meaning that, upon such failure, the income of Fund VIII would thereafter be taxed at the corporate level, even if such income is distributed to the LLC, the Fund’s sole shareholder;

•	the anticipated timing of achieving maximum value for Fund VIII’s remaining assets during an orderly liquidation; and

•	the expenses, including, among other expenses, general administrative and ongoing expenses, related to various alternatives.

The Board of Directors primarily considered two alternatives to the Liquidation Proposal:

•	liquidating Fund VIII’s assets while still in corporate form; or

•	transferring Fund VIII’s assets to a liquidating trust and then selling them.

Why not proceed with the other options considered?

Were Fund VIII to remain in corporate form and fail to qualify as a RIC under the Internal Revenue Code, its income would be subject to double tax, first at the corporate level, based upon the taxable income of Fund VIII, and then at the shareholder level, based upon the distributions made by Fund VIII to the LLC from Fund VIII’s accumulated earnings and profits.  On the other hand, a limited liability company, such as the LLC, is taxed as a partnership, meaning that it is not taxed at the “entity” level, but only at the “member” level, based upon the members’ share of the taxable income of the limited liability company.

A liquidating trust was deemed inadvisable because of the complexity of establishing and operating a liquidating trust and the fact that establishing a liquidating trust would entail many of the same costs as operating the LLC.

The Board of Directors has carefully considered the Liquidation Proposal and has unanimously determined that it is advisable and in the best interests of the LLC. The Board of Directors unanimously recommends that you vote “FOR” the approval of the Liquidation Proposal.

How will the business of Fund VIII differ from the business of the LLC?

The LLC is a Delaware limited liability company.  As a result, its charter documents consist of a Certificate of Formation and Operating Agreement instead of Articles of Incorporation and Bylaws.  The terms of the charter documents of the LLC are described below, including the significant differences between the charter documents of the LLC and those of Fund VIII.

Term

Fund VIII’s Articles of Incorporation provide that the Fund’s period of existence ceases on December 31, 2025, except that it shall continue to exist for the purpose of paying, satisfying and discharging existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business.

The LLC’s Operating Agreement provides that its term of existence shall continue until December 31, 2027, or such earlier time as it may be dissolved pursuant to the terms of the Operating Agreement. Westech, as the managing member of the LLC, with the consent of the Advisory Board, may extend the life of the LLC on an annual basis for up to five additional one-year terms.

The loan portfolio to be acquired by the LLC by distribution from Fund VIII has due dates extending to May 1, 2026.  Additionally, the LLC owns assets that have dates extending well beyond 2032.  Unless earlier liquidated or sold, therefore, it is anticipated that the LLC will continue in business beyond 2027.

Capital Structure

Fund VIII’s capital structure consists of 10,000,000 authorized shares of common stock, $0.001 par value.  As of the Record Date, 100,000 Fund Shares were issued and outstanding, all held by the LLC.

The LLC’s capital structure consists of one class of LLC Shares.  Each LLC Share represents a capital contribution of $1,000.  At June 30, 2023, there were 415,152.50 LLC Shares outstanding.

No member of the LLC has any continuing obligation to contribute capital to the LLC.  Westech, the managing member of the LLC, anticipates that the repayments of principal received and income generated by the LLC from its loan and securities portfolio will be sufficient to pay all operating expenses of the LLC.

Managing Member

The LLC has no employees.  It is managed by its managing member, Westech.  For information on Westech, see “Effect of The Proposals on the Management of Fund VIII’s Loan and Securities Portfolio – The Existing Management Agreement.”  The services rendered by Westech to the LLC are similar to the services rendered to Fund VIII.

Advisory Board

Fund VIII is managed under the supervision of its Board of Directors, a majority of whom are not “interested persons” of Fund VIII or Westech, as that term is defined in the 1940 Act.  The LLC does not have a board of directors, but is managed by Westech as managing member.  Monica Lai, Spiro C. Lazarakis, and Arthur C. Spinner, currently the independent directors of Fund VIII, serve on the Advisory Board to the LLC under its Operating Agreement.  The Advisory Board has the authority to approve or disapprove certain transactions in which Westech has an actual or potential conflict of interest with the LLC, but generally has no other power to participate in the management of the LLC.  Advisory Board members currently do not receive compensation for their services other than reimbursement of expenses for attending meetings.  It is anticipated that if the Proposals are approved, each Advisory Board member will receive an annual fee, paid in quarterly installments, from the LLC of $15,000 for each twelve-month period he or she serves as an Advisory Board member following the Liquidation.  This compensation arrangement is contemplated by and permissible under Section 7.7 of the LLC’s Amended and Restated Operating Agreement dated August 3, 2015, as amended from time to time.

Voting Rights

Holders of LLC Shares:

•	are entitled to one vote per LLC Share on all matters submitted to a vote of the members;

•	are not entitled to cumulate their votes in any election; and

•	are entitled to take action by written consent without a meeting.

No additional consent of the LLC’s members is required for the disposition of the remainder of the LLC’s assets.  The timing and terms of sale of the remaining assets of the LLC will be determined by Westech, the managing member of the LLC.  It is anticipated that the remaining assets of the LLC will be distributed to the members of the LLC in the normal course by December 31, 2027 subject to up to five one-year extensions.

The LLC’s Operating Agreement provides that Westech as the managing member shall call a special meeting of members upon the written request of holders of not less than 25% of the outstanding LLC Shares.

Under the Maryland General Corporation Law (the “Maryland GCL”) and the Articles of Incorporation of Fund VIII, the approval of the holders of at least two-thirds of the outstanding Fund Shares is required for the transfer of all or substantially all of the assets of Fund VIII; no approval shall be required from the members of the LLC for the sale of its remaining assets.  Otherwise, the voting rights of the members of the LLC, described above, are similar to the voting rights of the LLC as the sole shareholder of Fund VIII.

As described under “Summary of Proposals – Vote Required” herein, the members of the LLC have pass-through voting rights with respect to any action required by the LLC, as sole shareholder of Fund VIII.  Accordingly, approval of the two Proposals submitted hereby requires the prior approval or consent of the members of the LLC.  In the case of the Liquidation Proposal, approval or consent of the holders of a majority of the outstanding LLC Shares is required, and for the BDC Termination Proposal, approval or consent of the holders of a majority-in-interest of the outstanding LLC Shares is required.  This Proxy Statement, in a form substantially similar to that filed with the SEC, will be delivered to the members of the LLC.

Annual and Special Meetings of Members

Meetings of the members of the LLC may be called by the managing member (Westech), or by members holding not less than 25% of the outstanding LLC Shares.  Meetings are held at the principal place of business of the LLC or as otherwise determined by Westech.

Notice of any meeting of the members is to be given no fewer than ten (10) days and no more than sixty (60) days prior to the date of the meeting.  Notices are to specify the purpose or purposes for which the meeting is called.

The members may also act without a meeting, by written consent, setting forth the action so taken, signed by members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting in which all members were present and voting.  Prompt notice of the taking of any action without a meeting by less than unanimous consent is to be given in writing to those members who did not consent in writing.

For the purpose of determining the members entitled to notice of, and to vote at, a meeting of the members, or to give approvals without a meeting, Westech, as the managing member of the LLC, may set a record date which, in the case of a meeting or written approvals, shall be not less than ten (10) or more than sixty (60) days before (i) the date of the meeting (unless such requirement conflicts with any applicable law or regulation) or (ii) in the event approvals are sought without a meeting, the date by which members are requested in writing by the managing member to give such approvals.

Distributions

Distributions are made by the LLC to its members in the discretion of Westech as the managing member of the LLC.  Westech intends to follow the current distribution policy of the LLC and to make distributions to the members from the cash realized by the LLC, after payment of the expenses of the LLC and the reservation of monies for future expenses and contingencies as deemed appropriate by Westech.

Under the LLC’s Operating Agreement, distributions are generally made to members up to an amount equal to 8% cumulative, non-compounded annual return, calculated monthly, of the members’ unreturned capital contributions (the “Preferred Return”).  Thereafter, profits are allocated to the Manager (the “Catchup Distribution”) in an amount equal to 25% of the Preferred Return so that cumulatively the Manager will have received 20% of the total distributions of the sum of the Preferred Return and the Catchup Distribution.  Thereafter distributions are made 80% to the members in proportion to the number of LLC Shares owned by them, and 20% to Westech, as managing member, until each has received distributions equal to its cumulative profit allocations.  Any remaining amounts are distributed in accordance with the capital accounts of the members and the managing member. However, under the terms of the LLC’s Operating Agreement, if the Preferred Return is achieved and there are profits in excess of the Preferred Return, then Westech would be entitled to its 20% interest in the distributions made by the LLC which are represented by total profits.  This discussion is intended only to summarize the way in which profits are distributed to members and allocated to the Manager, and is in all respects to subject to and, as appropriate, modified by the more detailed description set forth in the Operating Agreement.

Indemnification of Westech as Managing Member

The provisions of the LLC’s Operating Agreement governing indemnification of Westech as the managing member do not materially differ from the provisions governing indemnification of the Board of Directors and Westech under the charter documents and existing Management Agreement of Fund VIII.

The LLC.  The indemnification of the managing member and agents of the LLC is governed by the provisions of Delaware’s Limited Liability Company Act (the “Delaware LLC Act”) and the LLC’s Operating Agreement.  Pursuant to the Delaware LLC Act, no person who acts as a manager of a Delaware limited liability company (a “Delaware LLC”) is personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of a Delaware LLC solely by reason of being a manager of a Delaware LLC.  The Delaware LLC Act also permits, subject to certain exceptions, the operating agreement of a Delaware LLC to provide for indemnification of its managers and members and other agents acting on behalf of the Delaware LLC.

The indemnification of the managing member and other agents of the LLC is covered by Article 9 of the LLC’s Operating Agreement.  Under this Article, each of the managers, officers, employees, and agents of the LLC (each an “LLC Indemnified Person”) is entitled to indemnification for all liabilities and expenses incurred in connection with any proceeding (other than a proceeding by or in the right of the LLC, a so-called “derivative” action) if the LLC Indemnified Person acted in good faith and in a manner the LLC Indemnified Person reasonably believed to be in, or not opposed to, the best interest of the LLC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  With respect to a derivative action brought on behalf of the LLC, an LLC Indemnified Person is entitled to indemnification if he or she acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interest of the LLC, provided that no indemnification is to be made in respect of any claim or matter as to which the LLC Indemnified Person shall have been adjudged to be liable for gross negligence, recklessness, or willful misconduct in the performance of his or her duties to the LLC unless the court in which the action or suit is brought determines upon application that, in view of all of the circumstances, the LLC Indemnified Person is fairly and reasonably entitled to indemnity for such expenses, as the court shall deem proper.

LLC Indemnified Persons are also entitled to an advance of monies from the LLC to defend any action or proceeding brought against them arising out of conduct for and on behalf of the LLC, upon the LLC Indemnified Person’s written undertaking to repay amounts advanced if it is ultimately determined that such person is not entitled to indemnification under the provisions of Article 9 or otherwise.

Fund VIII.  As a Maryland corporation, Fund VIII is governed by the Maryland GCL.  Under the Maryland GCL, a corporation may indemnify any director made a party to any proceeding by reason of his or her service in that capacity, unless it is established that the act or omission of the director (i) was material to the matter giving rise to the proceeding, and (A) was committed in bad faith or (B) the result of active and deliberate dishonesty; or (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.  Under the Maryland GCL, if a proceeding is a derivative proceeding, brought by or in the right of the corporation, then indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.  Maryland law incorporates the standards of director duty based upon the Model Business Corporation Act, and recognizes the business judgment rule, which is a presumption that in making a business decision the directors of a corporation act on an informed basis, in good faith, and in the honest belief that the action taken was in the best interest of the company.

Under Fund VIII’s Articles of Incorporation, it is provided that, to the maximum extent permitted by Maryland law (but not in violation of any applicable requirement or limitation of the 1940 Act), no director or officer of Fund VIII shall be liable to Fund VIII or the LLC, its sole shareholder, for money damages, and Fund VIII shall indemnify and advance expenses as provided in Fund VIII’s bylaws, to all present and past directors, officers, employees and agents of Fund VIII.

Under Fund VIII’s bylaws, Fund VIII’s present and past directors, officers, employees and agents (each a “Fund VIII Indemnified Person”) are entitled to indemnification by Fund VIII to the full extent provided by applicable provisions of the Maryland GCL (but not in violation of any applicable requirement or limitation of the 1940 Act), summarized above, and advances of expenses shall be made to such persons as permitted by the Maryland GCL.  Fund VIII’s bylaws also permit the purchase of insurance on behalf of Fund VIII Indemnified Person. Coverage under any such insurance may not protect any officer or director against liabilities for willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

Certain Tax Aspects of the Liquidation Proposal

The following is a summary of certain U.S. federal income tax consequences of the Liquidation Proposal.  This summary is based upon the Internal Revenue Code, existing and proposed Treasury Regulations, rulings of the IRS, and judicial decisions which are in effect on the date of this proxy statement.  No advance rulings have been or will be requested from the IRS regarding any matter discussed in this proxy statement, and there can be no assurance that the IRS will not challenge one or more of the legal conclusions discussed in this summary.

This summary does not discuss all of the U.S. federal income tax matters that may be relevant to Fund VIII, the LLC, or its members.  This summary also does not consider various tax rules or limitations applicable to persons subject to special rules under the Internal Revenue Code, including, among others, insurance companies, financial institutions, broker-dealers, foreign shareholders, and (except as specifically indicated) tax-exempt entities.  Finally, this summary does not discuss taxation by foreign jurisdictions or state and local taxing authorities.  Accordingly, you are urged to consult your own tax advisors to determine the federal, state, local and foreign income and other tax consequences of the Liquidation Proposal in light of own particular tax circumstances.

Tax Consequences of the Liquidation Proposal to Fund VIII

Upon Fund VIII’s distribution of its assets to the LLC, Fund VIII will be treated as if all of its assets had been sold for their fair market value.  Thus, Fund VIII will have taxable gain or loss equal to the difference between the fair market value of its assets (less liabilities, if any) and the adjusted tax basis of its assets.  As a RIC, Fund VIII is entitled to a “dividends paid” deduction for dividends paid to the LLC, its sole shareholder, during the taxable year. Distributions made in complete liquidation of a RIC are generally treated as dividends that may be deducted from the RIC’s taxable income.  Because Fund VIII will be treated for tax purposes as having distributed all of its assets in complete liquidation, Fund VIII will have “dividend paid” deductions for the net assets it is deemed to have distributed to the LLC.  These deductions should offset the taxable gain, if any, recognized by Fund VIII as a result of the deemed sale of Fund VIII’s assets.

Tax Consequences of the Liquidation Proposal to the LLC and its Members

Gain or Loss Recognized.  The LLC, as the sole shareholder of Fund VIII, will recognize gain or loss measured by the difference between its tax basis in Fund Shares and the fair market value of the assets (less liabilities, if any) distributed to the LLC by Fund VIII.  It is anticipated that the LLC will recognize a loss on the distribution by Fund VIII of its assets to the LLC.  Based on the Board of Director’s preliminary estimate of the fair market value of its assets as of June 30, 2023, and the LLC’s aggregate adjusted basis of approximately $29.4 million in the Fund Shares, the LLC will recognize an estimated loss of approximately $21.3 million upon completion of the Liquidation.

Any gain or loss recognized by the LLC as a result of the Liquidation will be characterized as a capital gain or loss.  The LLC has held its Fund Shares for at least one year, thus any gain or loss on the distribution of the assets of Fund VIII will be long-term capital gain or loss.

This is only a preliminary estimate.  Two factors could cause the amount that the LLC will be treated as receiving to vary, perhaps significantly, from this preliminary estimate. First, the preliminary estimate reflects values as of June 30, 2023, but the amount of the member’s gain or loss will depend on the value of the assets and liabilities of Fund VIII on the date that assets of Fund VIII are distributed to the LLC as part of the Liquidation.  Second, most assets held by Fund VIII are not publicly traded and there are no market quotes available to establish the fair market value of its assets with certainty.  The Board of Directors will use the valuation methods it has customarily employed to estimate the value of Fund VIII’s assets as of the distribution date.  See “Valuation of the Assets to Be Distributed By Fund VIII to the LLC” below.  The IRS, however, will not be bound by the Board of Director’s valuation and could assert that Fund VIII’s assets had a higher value on the distribution date than the value reported to the members of the LLC.  As a result, any gain or loss realized by the members could vary significantly from the estimates disclosed in this proxy statement.

The LLC as an entity will not be subject to federal income tax.  Each member is required to report separately on its federal income tax return its distributive share (as reported on Schedule K-1 to Form 1065) of income, gain, loss or deduction recognized by the LLC for the taxable year of the LLC ending with or within the taxable year of such member, including any gain or loss in connection with the Liquidation.  Each member will be taxed on its distributive share of the LLC’s gains and losses regardless of whether the member has received a distribution of cash or other assets from the LLC.  Although Westech, as the managing member of the LLC, intends to make distributions sufficient for the members to pay income taxes attributable to their share of the LLC’s income, there is no guarantee that distributions will be sufficient for this purpose.  A member’s income tax liability with respect to its allocable share of the LLC’s income in a particular taxable year could exceed the LLC’s distributions of cash or other assets to such member for the year.

The LLC’s Basis and Holding Period for Fund VIII Assets.  The LLC will take the assets of Fund VIII with a tax basis equal to the fair market value the assets at the time of distribution.  The LLC’s holding period for the assets will begin on the effective date of the Liquidation so that any assets that the LLC disposes of during the first year after the Liquidation will not be eligible for long-term capital gain treatment.  This will be true even if Fund VIII has held the assets for more than a year because Fund VIII’s ownership will not be considered in determining the LLC’s holding period.

Market Discount.  Because the LLC’s initial basis in loans acquired from Fund VIII will be the fair market value of the loans, the basis of a loan may be less than its outstanding principal balance.  This may occur, for example, if the creditworthiness of the borrower has declined.  Any difference between the fair market value of the loan and its outstanding principal balance (if more than a de minimis amount) will be “market discount” that is treated for tax purposes as additional interest.  When principal payments are received on a loan with market discount, the accrued market discount must be taken into account as ordinary income.  Similarly, if a loan with market discount is sold or disposed of, gain (if any) is treated as ordinary income to the extent of the accrued market discount.  Thus, to the extent any of Fund VIII’s loans have fair market values less than their outstanding principal balance, the LLC will have market discount with respect to the loans and will have to treat some principal repayments as ordinary income. The applicability of the “market discount” rules to debt instruments where the issuer is in severe financial distress is less clear, and the LLC may be able to stop accruing interest if the payment of such accrued interest by the issuer to the LLC is viewed as remote.

Bad Debt Deduction.  Westech believes that the loans the LLC acquires from Fund VIII will be treated as investments and not assets acquired in the course of a trade or business.  Accordingly, Westech believes that the loans in the LLC’s loan portfolio will be classified as “nonbusiness debts” under Section 166 of the Internal Revenue Code.  As a result, if the LLC becomes entitled to any bad debt deduction on account of worthless loans, such deduction will be a capital loss rather than an ordinary loss to noncorporate members of the LLC.  Also, a loss will only be allowed if the loan can be considered completely worthless.

Members’ Allocable Share of Interest Income.  If the Liquidation Proposal is approved, the LLC will directly hold assets, principally loans, that were previously held by Fund VIII.  Prior to the Liquidation, the members of the LLC included in their respective returns their allocable share of the LLC’s income, which primarily consisted of dividends from Fund VIII.  After the Liquidation, the LLC will have income from its investments and in the form of interest income from the loans, and the members will be required to include their allocable share of the interest income in their separate returns even if such interest is accrued rather than paid.

Limitations on Deductions. A member’s share of the LLC’s losses and expenses may not be fully deductible for federal income tax purposes because the Internal Revenue Code contains several limitations that may apply to members of the LLC.  The following paragraphs discuss several of the limits that may apply to a member’s allocable share of the LLC’s expenses and losses.  One or more of these limitations may be applicable to a member depending upon its particular circumstances.

(i)
Trade or business status and limits on miscellaneous itemized deductions. Because the purpose of the LLC is limited to managing and liquidating its investments, Westech believes that the LLC will not be engaged in a trade or business for federal income tax purposes.  Therefore, its noncapital expenses will not be deductible as business expenses, but rather will be investment expenses deductible under Section 212 of the Internal Revenue Code.  Such expenses are “miscellaneous itemized deductions.”  Under current law, miscellaneous itemized deductions are not deductible at all to individuals.  Finally, miscellaneous itemized deductions are also not allowed for alternative minimum tax purposes.

If, however, the LLC were found to be engaged in a trade or business for federal income tax purposes: (a) its noncapital expenses generally would be deductible as business expenses for purposes of both the regular income tax and the alternative minimum tax; and (b) it generally would not be subject to the complete disallowance of any miscellaneous itemized deduction, but with respect to individuals and certain trusts and closely-held corporations, such trade or business losses may be passive losses which could only offset other passive income which would not include portfolio income such as dividends or gains from stock sales.

(ii)
Other limits on deductions.  Other provisions of the Internal Revenue Code limit the deduction of losses and expenses connected with investments.  For example, under Section 1211 of the Internal Revenue Code, capital losses are generally deductible only against capital gains.  Individual taxpayers may, however, deduct up to an additional $3,000 per year in capital losses against ordinary income and carry forward unused capital losses to subsequent tax years.  In addition, as noted above, Westech believes that the loans the LLC acquires from Fund VIII will be treated as investments rather than assets acquired in the course of a trade or business, and that the loans in the LLC’s loan portfolio will be classified as “non-business debts” under Section 166 of the Internal Revenue Code.  As a result, if the LLC becomes entitled to any bad debt deduction on account of one or more worthless loans, such deduction generally will be a capital loss rather than an ordinary loss with respect to non-corporate members of the LLC. If, however, the LLC were found to be engaged in a trade or business for federal income tax purposes, the LLC’s loans generally would be treated as “business debts” with the result that bad debt deductions on account of one or more worthless loans generally would be ordinary losses rather than capital losses.

This proxy statement does not describe all the limitations on deductions that apply generally to investments under the Internal Revenue Code, and you should consult your own tax advisors with respect to such questions.

Tax-Exempt Members. Certain of the members of the LLC (“Tax-Exempt Members”) are exempt from federal income tax under Section 501(a) of the Internal Revenue Code.  Such entities, however, are subject to tax on their unrelated business taxable income (“UBTI”).  In this regard, UBTI is generally defined in Section 512(a) to mean income derived from an unrelated trade or business regularly carried on by the exempt organization.  Westech believes that the LLC will not be engaged in a trade or business for federal income tax purposes, and that the income and distributions derived by Tax-Exempt Members from their LLC Shares will not be considered UBTI provided the LLC Shares are not debt-financed property.  If the LLC were found to be engaged in a trade or business for federal income tax purposes, Westech anticipates that substantially all of its gross income may be UBTI.

Section 514 of the Internal Revenue Code provides that a percentage of income derived from debt-financed property is considered UBTI.  The assets of Fund VIII are currently unencumbered by indebtedness, and the LLC does not intend to borrow money or issue any debt for the purpose of acquiring additional investments, and will not incur any debt unless Westech, as the managing member of the LLC, determines, in its reasonable judgment, based upon the advice of counsel, that such financing would not cause its assets to be debt-financed property.

The above discussion of certain tax aspects does not attempt to comment on all tax matters that may affect Fund VIII, the LLC, or its members, as a result of the BDC Termination Proposal.   You should consult your own tax advisor with respect to the tax consequences to you of the Liquidation Proposal, particularly with respect to the application and effect of tax laws of any state or other jurisdiction in which you are subject to tax and the effect of tax laws other than income tax laws.

To ensure compliance with United States Treasury Department Circular 230, you are hereby notified that any discussion of United States Federal Tax Issues herein is not intended or written to be relied upon, and cannot be relied upon, for the purpose of avoiding penalties that may be imposed on holders under the Internal Revenue Code.

Valuation of the Assets to Be Distributed By Fund VIII to the LLC

If the Liquidation Proposal is approved, determining the fair market value of the assets to be distributed by Fund VIII to the LLC will be necessary in order to determine the gain or loss to be recognized by the LLC and, therefore, the members of the LLC upon the Liquidation of Fund VIII.

In determining the fair market value of the assets to be distributed to the LLC by Fund VIII, Westech will base its determination upon the book value of the assets of Fund VIII, net of its liabilities, as of the effective date of the Liquidation, as determined for financial reporting purposes.  The policies that Fund VIII has historically followed in valuing its assets for financial reporting purposes and that Fund VIII will follow in determining the value of the assets of Fund VIII for purposes of the Liquidation are summarized below.

Fund VIII values its investments in loans at their original purchase price, less amortization of principal, unless, pursuant to procedures established by the Board of Directors, Westech determines that amortized cost does not represent fair value.

Vote Required

Adoption of the Plan of Liquidation of Fund VIII requires the approval of the holders of a majority of the outstanding Fund Shares.  The Operating Agreement of the LLC grants the members pass-through voting rights, meaning that the LLC may take no action as the sole shareholder of Fund VIII without first securing the approval of the members of the LLC to the same extent as if the members of the LLC were shareholders of Fund VIII.  Accordingly, approval of the Liquidation Proposal requires the prior approval of the holders of a majority of the outstanding LLC Shares.  This Proxy Statement, in a form substantially similar to that filed with the SEC, will be delivered to the members of the LLC.

THE BDC TERMINATION PROPOSAL
Recommendation

The Board of Directors of Fund VIII unanimously recommends that you vote FOR the BDC Termination Proposal.

What does the BDC Termination Proposal mean for me?

If the BDC Termination Proposal is approved, Fund VIII will withdraw its election as a BDC under the 1940 Act and will no longer be subject to regulation as a BDC.  The LLC is not registered and will not register as a BDC under the 1940 Act, and therefore will not have a board of directors of which a majority are comprised of independent individuals.  The cost savings from not maintaining an independent board of directors and from not preparing and filing reports with the SEC (discussed below) should increase the cash available for distribution to the members of the LLC.

Why are we doing this?

Given Fund VIII’s rapidly declining size and limited life cycle, we believe that the benefits realized by the expenditures for independent directors and the filing of SEC periodic reports for Fund VIII are outweighed by the costs.  Fund VIII incurs significant administrative costs in order to comply with the regulations imposed by the 1940 Act and the Exchange Act.  Westech devotes considerable time to issues relating to compliance with the 1940 Act and the Exchange Act, and Fund VIII incurs a substantial amount of legal and accounting fees with respect to such matters.  As the LLC will exist primarily for the purpose of an orderly liquidation of its assets and will not make any new investments (although it may add to existing investments), the protection afforded by BDC regulatory requirements appear to the Board of Directors to be less important to the LLC, the Fund’s sole shareholder, than maximizing distributions from the Fund’s remaining loan and securities portfolio.

Furthermore, as a BDC, Fund VIII qualifies for favorable tax treatment as a RIC under the Internal Revenue Code.  As Fund VIII winds down its business, there is a risk it could fail to qualify for this status.  By distributing the remaining assets of Fund VIII to the LLC as part of the Liquidation, the income from Fund VIII’s assets should continue to be subject to only one level of income taxation, and the maintenance of Fund VIII’s BDC status for tax purposes will no longer be necessary.  Therefore, in view of the level of Fund VIII’s assets, the additional costs of maintaining its status as a BDC and a reporting company under the Exchange Act outweigh any benefits Fund VIII may derive from such status.

How will the BDC Termination work?

If the Proposals described herein are approved, immediately after the effectiveness of the Liquidation, Fund VIII will file a notice with the SEC withdrawing its election of BDC status under the 1940 Act.

Immediately after the withdrawal of its election as a BDC under the 1940 Act, Fund VIII will de-register as a reporting company under the Exchange Act and withdraw its license as a finance lender under the CA Lenders Law.  From and after the date of such de-registration, Fund VIII will no longer be obligated to file periodic reports under the Exchange Act, and, 90 days after such de-registration, Fund VIII will no longer be subject to the proxy rules promulgated by the SEC under the Exchange Act in the conduct of shareholder meetings or the solicitation of shareholder consents (other than certain antifraud rules), and the officers and controlling persons of Fund VIII will not be subject to the insider reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act.  Because of the limited number of its members, the LLC will not be required to register under the Exchange Act, and therefore will not be subject to any of the foregoing reporting or short-swing profit recovery provisions of the Exchange Act.  The LLC will, however, provide its members with annual audited financial statements and quarterly unaudited financial statements, and will provide tax information to its members to enable them to report their share of the income, gain, or loss of the LLC.  Westech, as the managing member of the LLC, could, but does not currently plan to, seek to amend the LLC’s Operating Agreement to eliminate the requirement that it provide members with annual audited financial statements as the LLC further winds down its business.  In the unlikely event that the LLC’s Operating Agreement is amended to eliminate the requirement that the LLC provide annual audited financial statements to its members, pursuant to Rule 206(4)-2 under Advisers Act, the LLC will be subject to annual verification and examination by its independent auditors and will provide quarterly account statements and quarterly shareholder reports inclusive of financial statements to its members in lieu of audited financial statements.  We anticipate additional cost savings from not being required to file periodic reports with the SEC for Fund VIII under the Exchange Act.

How will the LLC be different from Fund VIII?

Because the LLC is not a BDC, it will not be subject to the 1940 Act and related regulatory requirements applicable to BDCs.  The regulatory constraints that apply to the activities of Fund VIII as a BDC, but that will not apply to the LLC, include:

•	restrictions on the types of investments the LLC may make;

•	restrictions on the LLC’s ability to issue shares at a price below net asset value or to issue senior securities;

•	restrictions on the LLC’s ability to enter into transactions with affiliates;

•
the requirement to have a board of directors the majority of which is comprised of independent directors, and requirements that the independent directors review and approve various policies and transactions; and

•	the requirement that the independent directors annually approve the continuation of an investment management agreement with Westech.

Westech believes that, at this late stage in Fund VIII’s life, the benefit to investors of these regulatory protections under the 1940 Act is outweighed by the cost of complying with them.  The only business of the LLC will be to effect an orderly liquidation of its assets.  In light of this business objective, the Board of Directors of Fund VIII believes that the regulatory protections of the 1940 Act are no longer necessary.

Fund VIII has liquidated a significant portion of its assets and, as of June 30, 2023, had the following assets (unaudited):

Loans, at estimated fair value	$15.1 million
Cash and other assets	$14.3 million
Total Assets:	$29.4 million

As a BDC, Fund VIII must meet a number of regulatory requirements, many of which entail expense for Fund VIII. For example, Fund VIII must have a board of directors that includes a majority of independent directors, whose fees and expenses are paid by Fund VIII and amounted to approximately $100,000 accrued for the year ended December 31, 2022, and $50,000 for the six months ended June 30, 2023.  Fund VIII is also required to file periodic reports with the SEC that include audited financial statements and its quarterly financial statements are subject to limited reviews by its auditors. For the twelve months ended December 31, 2022, Fund VIII incurred approximately $0.2 million in audit and review expenses and an additional $1.0 million in other expenses inclusive of legal, banking, and testing fees.  If the Proposals are approved, Fund VIII will no longer be required to file audited financial statements.  The LLC will continue to provide its members with annual audited financial statements, which will include Fund VIII assets.  Westech, as the managing member of the LLC, could, but does not currently plan to, seek to amend the LLC’s Operating Agreement to eliminate the requirement that the LLC provide annual audited financial statements to its members as it further winds down its business.  In the unlikely event that the LLC’s Operating Agreement is amended to eliminate the requirement that the LLC provide annual audited financial statements to its members, pursuant to Rule 206(4)-2 under Advisers Act, the LLC will be subject to annual verification and examination by its independent auditors and will provide quarterly account statements and quarterly shareholder reports inclusive of financial statements to its members in lieu of audited financial statements.

Westech believes that, given Fund VIII’s rapidly declining size, to continue to incur these expenses, and to devote management time to meeting Fund VIII’s regulatory obligations under the 1940 Act, is unwarranted.

What happens if the BDC Termination Proposal is not approved?

If the BDC Termination Proposal is not approved, Fund VIII will not withdraw its election as a BDC under the 1940 Act or de-register as a reporting company under the Exchange Act or withdraw its license as a finance lender under the CA Lenders Law.  This means that the LLC, as the sole shareholder, would continue to benefit from the regulatory protections of the 1940 Act (as they apply to BDCs) and the Exchange Act.  However, it also means that Fund VIII would continue to incur all of the compliance costs associated with the regulatory requirements of being a BDC and a reporting company, and Westech would continue to devote a substantial amount of time to compliance, despite the fact that Fund VIII would still be in a wind-down phase and have limited activity.  Compliance costs include the expenses associated with filing periodic reports for Fund VIII with the SEC, complying with the requirements of the Sarbanes-Oxley Act, preparing audited financial statements, having independent directors on the Board of Directors, and the related legal and accounting fees.

Approval of the BDC Termination Proposal will result in Fund VIII no longer qualifying as a RIC under the Internal Revenue Code.  However, even if the BDC Termination Proposal is not approved, there is a likelihood that, in the near term, Fund VIII will fail to meet the diversification requirements for RIC status, at which point in time it will be taxed as an “ordinary” C corporation, and be subject to corporate level U.S. federal income tax on its net investment income and realized capital gains.   Fund VIII currently meets, and we anticipate that throughout the wind-down phase it will continue to meet, the diversification requirements applicable to RICs under the Internal Revenue Code.  See “Certain Tax Aspects of the BDC Termination Proposal.”

Certain Tax Aspects of the BDC Termination Proposal

The following is a brief summary of certain U.S. federal income tax consequences of the BDC Termination Proposal and is based upon the Internal Revenue Code, existing and proposed Treasury Regulations, rulings of the IRS, and judicial decisions which are in effect on date of this proxy statement.  This summary does not discuss all of the U.S. federal income tax matters that may be relevant to Fund VIII, the LLC, or its members.  Nor does it consider various tax provisions which may be applicable to persons subject to special rules under the Internal Revenue Code, including, among others, insurance companies, financial institutions, broker-dealers, foreign members, and (except as specifically indicated) tax-exempt entities.  Finally, this summary does not discuss taxation by foreign jurisdictions or state and local taxing authorities.  Accordingly, you are urged to consult your own tax advisors to determine the federal, state, local and foreign income and other tax consequences of the BDC Termination Proposal in light of your own particular tax circumstances.

Tax Consequences to the LLC

The LLC as an entity is not subject to U.S. federal income tax.  Each member of the LLC is required to report separately on its federal income tax return its distributive share (as reported on Schedule K-1 to Form 1065) of income, gain, loss or deduction recognized by the LLC for the taxable year of the LLC ending with or within the taxable year of such member.  Each member will be taxed on such distributive share regardless of whether the member has received a distribution of cash or other assets from the LLC.  The withdrawal of Fund VIII’s election to be treated as a BDC should have no effect on such treatment of the LLC.

As a RIC, Fund VIII generally has been relieved of U.S. federal income tax on that part of its net investment income and realized capital gains which it distributed to the LLC.  In other words, as a RIC, Fund VIII has not been subject to corporate level U.S. federal income tax on its net investment income and realized capital gains since its distributions to the LLC were equal to or greater than such income or gain.  If the BDC Termination Proposal is approved and Fund VIII withdraws its election to be treated as a BDC prior to the liquidation of Fund VIII, it will no longer qualify to be treated as a RIC under the Internal Revenue Code.  Therefore, Fund VIII would be subject to corporate level U.S. federal income tax on its net investment income and realized capital gains, whether or not it distributes such amounts to the LLC.  It should be noted, that even if the BDC Termination Proposal is not approved, there is a risk that, as Fund VIII continues its wind-down phase, it will fail to meet the diversification requirements to qualify as a RIC under the Internal Revenue Code.  In any event, Fund VIII anticipates that it will have sufficient losses to offset most of any income or gains it may realize, although no assurances in this regard can be given.  Fund VIII currently meets, and we anticipate that throughout the wind-down phase it will continue to meet, the diversification requirements applicable to RICs under the Internal Revenue Code.

Tax Consequences to Tax-Exempt Members of the LLC

Any members of the LLC which are qualified plans, Individual Retirement Accounts, or other investors exempt from taxation under Section 501(c)(3) of the Internal Revenue Code (collectively, “Tax-Exempt Entities”) are generally exempt from taxation except to the extent that they have unrelated business taxable income (“UBTI”) (determined in accordance with Sections 511-514 of the Internal Revenue Code).  Under Section 512(b) of the Internal Revenue Code, UBTI does not include dividends received by a Tax-Exempt Entity.  If a Tax-Exempt Entity, however, borrows money to purchase its interests in the LLC, a portion of its income from the LLC will constitute UBTI pursuant to the “debt-financed property” rules of the Internal Revenue Code.  Further, certain income that is generated by an activity that is a “trade or business” and is received by a Tax-Exempt Entity may be characterized as UBTI.  The withdrawal of Fund VIII’s election to be treated as a BDC should have no effect on this treatment of Tax-Exempt Entities.

Social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal service organizations that are exempt from taxation under Sections 501(c)(7), (9), (17) and (20), respectively, of the Internal Revenue Code, are subject to different UBTI rules, which generally will require them to characterize as UBTI their allocable share of income from the LLC.  Dividend distributions by the LLC allocable to a charitable organization that is a private foundation should constitute investment income for purposes of the excise tax on net investment income of private foundations imposed by Section 4940 of the Internal Revenue Code.

The above discussion of certain tax aspects does not attempt to comment on all tax matters that may affect Fund VIII, the LLC, or its members, as a result of the BDC Termination Proposal.   You should consult your own tax advisor with respect to the tax consequences to you of the BDC Termination Proposal, particularly with respect to the application and effect of tax laws of any state or other jurisdiction in which you are subject to tax and the effect of tax laws other than income tax laws.

To ensure compliance with United States Treasury Department Circular 230, you are hereby notified that any discussion of United States Federal Tax Issues herein is not intended or written to be relied upon, and cannot be relied upon, for the purpose of avoiding penalties that may be imposed on holders under the Internal Revenue Code.

Vote Required

Adoption of the BDC Termination Proposal requires the approval of the holders of a majority of the outstanding Fund Shares.  The Operating Agreement of the LLC grants the members pass-through voting rights, meaning that the LLC may take no action as the sole shareholder of Fund VIII without first securing the approval of the members of the LLC to the same extent as if the members of the LLC were shareholders of Fund VIII. Accordingly, approval of the BDC Termination Proposal requires the prior approval of the holders of a majority-in-interest of the outstanding LLC Shares.  This Proxy Statement, in a form substantially similar to that filed with the SEC, will be delivered to the members of the LLC.

EFFECT OF THE PROPOSALS ON THE MANAGEMENT OF
FUND VIII’S LOAN AND SECURITIES PORTFOLIO
Westech currently acts as the investment adviser to Fund VIII, and as the managing member of the LLC, providing portfolio management and administrative services. If the Proposals described herein are adopted, then the existing Management Agreement between Fund VIII and Westech would be terminated.  In such event, Westech would continue to provide the same portfolio management and administrative services with respect to the assets distributed by Fund VIII to the LLC that they now provide.  The compensation payable by the LLC to Westech for such services will be the same as the aggregate compensation payable by Fund VIII and the LLC to Westech were Fund VIII to remain in business until the final liquidation of its loan and securities portfolio.

The Existing Management Agreement

The existing Management Agreement between Fund VIII and Westech is dated as of October 13, 2022, and was approved by the LLC, as Fund VIII’s sole shareholder, on September 30, 2022.  It was approved by the Board of Directors of Fund VIII on August 11, 2022 (including by the independent directors) for a two-year term.  If the Proposals described herein are approved, then the existing Management Agreement will terminate, effective upon Fund VIII’s dissolution.

Under the existing Management Agreement, Westech serves as the investment adviser to Fund VIII.  Subject to the supervision of Fund VIII’s Board of Directors, Westech provides investment advice, portfolio management, and servicing of the loans and investments held in Fund VIII’s portfolio, and administers Fund VIII’s day-to-day affairs.  The services rendered by Westech to Fund VIII are not required to be exclusive; the existing Management Agreement does not limit or restrict Westech or its directors, officers, or employees from engaging in other businesses, whether of a similar or dissimilar nature to the business of Fund VIII.

Under the existing Management Agreement, Fund VIII is responsible for paying all expenses incurred by Fund VIII in the conduct of its business, and for reimbursing Westech for any expenses incurred by them in the conduct of Fund VIII’s business.  Westech however, is responsible for bearing certain internal expenses, including the costs of office space, equipment, and related overhead incurred in the conduct of Fund VIII’s business, and the cost of providing Fund VIII with such corporate, administrative, and clerical personnel (including officers and directors of Fund VIII who are interested persons of Westech and are acting in their respective capacities as officers and directors) as the Board of Directors of Fund VIII reasonably deems necessary or advisable to perform the services required to be performed by Westech to Fund VIII under the existing Management Agreement.

Under the existing Management Agreement, as long as consolidated assets are in excess of $25 million, Fund VIII and the LLC pay Westech a combined fee of the greater of 2.5% of “total assets” and 1.5% of capital committed to the LLC.  If consolidated assets are less than $25 million, the combined management fee will be 2.5% of “total assets.”  Because the LLC is the sole shareholder of Fund VIII, in order to not double count assets, “total assets” means the total consolidated assets of Fund VIII and the LLC less the LLC’s investment in Fund VIII.  Additionally, once the hurdle rate of 8% has been reached, Westech is entitled to receive all of the profits until cumulative profits are allocated 80% to members in accordance with their ownership percentages and 20% to the Firm. Beyond such incentive amounts, the LLC pays to Westech, as incentive compensation, 20% of profits in excess of the Preferred Return.

For the year ended December 31, 2022, and for the six months ended June 30, 2023, Fund VIII accrued and paid the following compensation to Westech for services rendered by it to Fund VIII:

Year Ended December 31, 2022
	Accrued	Paid
Management Fee	$1.6 million	$2.0 million

Six Months Ended June 30, 2023
	Accrued	Paid
Management Fee	$0.4 million	$0.5 million

Accrued fees represent those fees determined under the accrual method of accounting under generally accepted accounting principles; the “paid” fees represent the fees actually paid by Fund VIII to Westech for the periods indicated; they are larger than the accrued fees because they represent the payment of fees accrued in prior periods where asset values were higher.

Fund VIII has not directed and does not direct commissions to any affiliated broker, and Westech does not have any relationship with, or derive any benefits from, any broker affiliated with Fund VIII, Westech, or their affiliates.

Under the existing Management Agreement, Westech is not liable for any error of judgment or mistake of law or for any loss suffered by Fund VIII in connection with the performance by Westech of its services under the existing Management Agreement, except for losses resulting from its willful misfeasance, bad faith, or gross negligence, or from reckless disregard by Westech of its obligations and duties under the existing Management Agreement.

The names and principal occupations of the principal executive officers and directors of Westech, as of June 30, 2023, are set forth below.  The address of each officer is c/o Westech Investment Advisors, LLC, 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.

Name	Principal Occupation	Position with Fund VIII
Maurice Werdegar	Chairman of the Board	Director, Chairman of the Board
David R. Wanek	President and Chief Executive Officer	Director and Chief Executive Officer
Jared Thear	Chief Financial Officer, Chief Compliance Officer and Secretary	Vice President, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer
Rodolfo Ruano	Vice President, Assistant Secretary	None

Westech is 100% owned by P10 Intermediate Holdings LLC whose ultimate parent company is P10, Inc.

Westech provides services comparable to those provided to Fund VIII to two other investment companies registered under the 1940 Act:  Venture Lending & Leasing IX, Inc.  (“Fund IX”) and WTI Fund X, Inc. (“Fund X”), each also a non-diversified, closed-end management investment company electing status as a BDC under the 1940 Act.

Currently, Fund IX and its sole shareholder, Venture Lending & Leasing IX, LLC (“VLL9 LLC”), pay Westech a combined fee,  calculated as a percentage of committed equity capital, as follows:

	Total Management Fee	Fund Portion of Management Fee
Year 1:	1.750%	1.575%
Year 2:	2.000%	1.600%
Year 3:	2.250%	1.575%
Year 4:	2.500%	1.500%
Year 5:	2.500%	1.250%
Year 6:	2.250%	0.900%
Year 7:	2.000%	0.600%
Year 8:	1.750%	0.350%
Year 9:	1.500%	0.150%
Year 10:	1.500%	0.000%

Currently, Fund X and its sole shareholder, WTI Fund X, LLC (“VLL10 LLC”), pay Westech a combined fee, calculated as a percentage of committed equity capital, as follows:

	Total Management Fee	Fund Portion of Management Fee
Year 1:	1.750%	1.575%
Year 2:	2.000%	1.600%
Year 3:	2.250%	1.575%
Year 4:	2.500%	1.500%
Year 5:	2.500%	1.250%
Year 6:	2.250%	0.900%
Year 7:	2.000%	0.600%
Year 8:	1.750%	0.350%
Year 9:	1.500%	0.150%
Year 10:	1.500%	0.000%

At June 30, 2023, Fund VIII had total assets of approximately $29.4 million (on an unaudited basis), Fund IX had total assets of approximately $430.5 million (on an unaudited basis) and Fund X had total assets of approximately $374.0 million (on an unaudited basis).  Since entering into the management agreements with Fund VIII, Fund IX and Fund X, in 2022, Westech has not waived, reduced, or otherwise agreed to reduce their compensation under such management agreement.

Westech provided services comparable to those provided to Fund VIII to prior registered investment companies electing BDC status that have now liquidated and/or withdraw their BDC elections and withdrawn as reporting companies under the Exchange Act:   Venture Lending & Leasing, Inc. (“Fund I”); Venture Lending & Leasing II, Inc. (“Fund II”); Venture Lending & Leasing III, Inc. (“Fund III”); Venture Lending & Leasing IV, Inc. (“Fund IV”); Venture Lending & Leasing V, Inc. (“Fund V”); Venture Lending & Leasing VI, Inc. (“Fund VI”) and Venture Lending & Leasing VII, Inc. ("Fund VII").  The compensation payable by these seven funds was similar to that payable by Fund VIII and the LLC to Westech.  Pursuant to reorganizations approved by their shareholders in September 2002 and August 2003 respectively, each of Fund I and Fund II was succeeded by a limited liability company organized to hold and supervise the winding up of their investment portfolios.  Pursuant to actions approved by its sole shareholder, Venture Lending & Leasing III, LLC (“VLL3 LLC”), in November 2005, Fund III was liquidated and dissolved into VLL3 LLC.  Pursuant to actions approved by its sole shareholder, Venture Lending & Leasing IV, in October 2011, Fund IV withdrew its election as a BDC and reporting company under the Exchange Act. Pursuant to actions approved by its sole shareholder, Venture Lending & Leasing V, LLC, in August 2014, Fund V withdrew its election as a BDC and reporting company under the Exchange Act. Pursuant to actions approved by its sole shareholder, Venture Lending & Leasing VI, LLC, in September 2017 Fund VI withdrew its election as a BDC and reporting company under the Exchange Act. And, pursuant to actions approved by its sole shareholder, Venture Lending & Leasing VII, LLC, in July 2021, Fund VII withdrew its election as a BDC and reporting company under the Exchange Act. As of their liquidations, Fund I had total assets of approximately $2.3 million, Fund II had total assets of approximately $28.6 million, Fund III had total assets of approximately $52.9 million, Fund IV had total assets of approximately $2.9 million, Fund V had total assets of approximately $22.1 million, Fund VI had total assets of approximately $17.5 million, and Fund VII had total assets of approximately $40.4 million.  During the period of time that Westech performed services for Fund I, Fund II, Fund III, Fund IV, Fund V, Fund VI and Fund VII, it did not waive, reduce, or otherwise agree to reduce its compensation under the management agreements with the funds.

Westech’s Duties and Compensation as Managing Member of LLC

Under the Operating Agreement, Westech serves as the managing member of the LLC.  As such, Westech supervises the management and administration of the LLC’s investments and provides administrative services to the LLC.  As discussed above, as long as consolidated assets are in excess of $25 million, Fund VIII and the LLC pay Westech a combined fee of the greater of 2.5% of “total assets” and 1.5% of capital committed to the LLC.  If assets are less than $25 million, the combined management fee will be 2.5% of consolidated assets. Because the LLC is the sole shareholder of Fund VIII, in order to not double count assets, “total assets” means the total consolidated assets of Fund VIII and the LLC less the LLC’s investment in Fund VIII.  Additionally, once the hurdle rate of 8% has been reached, Westech is entitled to receive all of the profits until cumulative profits are allocated 80% to members in accordance with their ownership percentages and 20% to the Firm.  Beyond such incentive amounts, the LLC pays to Westech, as incentive compensation, 20% of profits in excess of the Preferred Return.

Fund VIII ceased making new loan commitments and investments as of March 2020, and made its last funding under existing loan agreements on February 26, 2021.  Fund VIII is now distributing to the LLC, its sole shareholder, all revenues, including revenues from principal repayments of loans, net of expenses and principal repayments of Fund VIII’s borrowings.  The Plan of Liquidation provides that, upon approval of the Proposals, Fund VIII will distribute all of its cash to the LLC and the LLC will be appointed Fund VIII’s disbursement agent to pay, from the cash distributed by Fund VIII to the LLC, any Fund VIII expenses not paid as of the distribution date.  The LLC is only liable to pay such remaining expenses of Fund VIII or to satisfy any liabilities, known or unknown, to the extent of the cash distributed by Fund VIII to the LLC under the Plan of Liquidation.  Fund VIII will not maintain a reserve of cash, in trust or otherwise, to cover any expenses or liabilities that may arise following implementation of the Proposals.  The Fund repaid its last indebtedness, in full, on September 8, 2022.  It is estimated that $0.3 million in expenses of the Fund (in the form of $0.1 million in professional fees and $0.2 million in management fees) will be transferred to the LLC.

Under its Operating Agreement, the LLC’s term of existence continues until December 31, 2027, subject to up to five one-year extensions, or such earlier time as it has liquidated its investments, paid its expenses, and distributed the net proceeds to its members.  The term of the LLC’s existence may be extended, on an annual basis, for up to five additional one-year periods, upon the decision of Westech, as managing member, with the consent of the Advisory Board.

The allocation of expenses under the LLC’s Operating Agreement is similar to the allocation of expenses under the existing Management Agreement between Westech and Fund VIII:  the LLC is responsible for paying all expenses incurred by Westech in the conduct of the LLC’s business, and to reimburse Westech for any expenses incurred by it in the conduct of the LLC’s business. Westech, however, is responsible for bearing certain internal expenses, including the cost of office space, equipment, and related overhead incurred in the conduct of the LLC’s business, and the cost of providing the LLC with such corporate, administrative, and clerical personnel as Westech reasonably deems necessary or advisable to perform the services required to be performed by it under the Operating Agreement.

The existing Management Agreement between Westech and Fund VIII is subject to annual renewal by a vote of the Board of Directors of Fund VIII, including by vote of a majority of the independent members of the Board.  Westech’s tenure as managing member of the LLC, on the other hand, continues until dissolution of the LLC; provided, however, that Westech may be removed by vote of the members of the LLC holding two-thirds or more of the outstanding LLC Shares, but only for “cause,” with cause defined to mean either (i) the conviction of a felony, or (ii) willful gross misconduct or willful gross neglect of its duties, which, in either case, has resulted in material economic harm to the LLC unless Westech, as the managing member, in good faith, believed that its actions were in the best interest of the LLC.  Westech may resign as managing member at any time upon 60 days written notice to the LLC.  Upon Westech’s removal or resignation, a successor-in-interest may be appointed as managing member by the affirmative vote of a majority-in-interest of the members of the LLC.

Westech is also entitled to a “Post-Termination Interest” if its tenure as managing member is terminated, for any reason, whether by the LLC or by Westech, prior to the final distribution and liquidation of all of the LLC’s assets to its members.  The “Post-Termination Interest” is determined by a formula, which is designed to provide Westech with a termination interest in the LLC equivalent to the “Carried Interest” it would otherwise earn from the assets of the LLC existing as of the date of Westech’s termination as managing member. Westech’s Post-Termination Interest shall be deemed an ownership interest in the LLC, entitling Westech to share in future distributions made by the LLC to the extent thereof, in addition to the extent of the LLC Shares then owned by Westech.

Any amendment to the LLC’s Operating Agreement requires consent of the managing member, Westech, and a majority-in-interest of the members of the LLC.  Amendments are prohibited, without the consent of the affected member, that would increase the member’s obligation to make capital contributions to the LLC, impose upon that member liability for any debt or obligation of the LLC, or otherwise have a material adverse effect upon the member.  As the managing member, Westech is granted the power to amend the Operating Agreement, without the consent of any member, to make ministerial changes to the Operating Agreement, to cure ambiguities or inconsistencies therein, to make changes required by changes in applicable Delaware law, or to prevent the company from being deemed an “investment company” subject to the provisions of the 1940 Act.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of June 30, 2023, there were 100,000 Shares of common stock of Fund VIII, $0.001 par value, issued and outstanding, all owned by Fund VIII’s sole shareholder, the LLC.

Under the LLC’s Operating Agreement, the LLC may take no action as the sole shareholder of Fund VIII without first soliciting and/or taking instructions from the members of the LLC, to the same extent as if the members of the LLC were shareholders of Fund VIII, with ownership interests therein identical to their respective ownership of LLC Shares.  Accordingly, for purposes of the table below, the respective ownership of LLC Shares by the members of the LLC is addressed as if such members owned an identical pro rata interest in the outstanding Fund Shares.

The table below identifies the beneficial ownership of Fund VIII’s Fund Shares, as of the Record Date, by each person who we know beneficially owns more than 5% of the outstanding LLC Shares,* by each executive officer and director of Fund VIII, and by all directors and executive officers as a group:

Name and Address of Certain Beneficial Owners and Management**	Number of Fund Shares Beneficially Owned	Percentage of Fund Shares Outstanding
Venture Lending & Leasing VIII, LLC	100,000	100%
Westech Investment Advisors, LLC***	100,000	100%
P10 Intermediate Holdings LLC and/or P10, Inc.***	100,000	100%
Cedarwood Ventures Pte. Ltd.	11,803	11.80%
The Leona M. and Harry B. Helmsley Charitable Trust	5,901	5.90%
University of Notre Dame du Lac	5,901	5.90%
Master Trust Agreement Between Pfizer Inc. and The Northern Trust Company	9,442	9.44%
Siguler Guff Advisers, LLC****	9,442	9.44%

All directors and executive officers as a group	100,000	100%

* Each is an indirect beneficial owner of more than 5% of Fund Shares by virtue of owning more than a 5% membership interest in the LLC.

** The address of each of the shareholders listed in this Annex is c/o Westech Investment Advisors LLC, 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.

*** Westech may be deemed to be a beneficial owner of the 100,000 shares of Fund VIII owned by the LLC by virtue of its position as the managing member of the LLC. P10 Intermediate Holdings LLC whose ultimate parent company is P10, Inc. may be deemed to be an indirect beneficial owner of the 100,000 shares of Fund VIII owned by the LLC by virtue of its relationship to Westech, the managing member of the LLC. Westech is 100% owned by P10 Intermediate Holdings LLC.

****Siguler Guff Advisers, LLC may be deemed to be an indirect beneficial owner of 9.44% of the shares by virtue of the fact that it may be deemed to beneficially own 9.44% of the membership interests in the LLC (8.46% of which are owned directly Siguler Guff Advisers, LLC and 0.98% of which are owned directly by control persons of Siguler Guff Advisers, George Siguler and Andrew Guff).

SUBMISSION OF SHAREHOLDER PROPOSALS

If the Proposals described herein are approved at the meeting, then annual meetings of members will no longer be held, and the LLC will not be subject to the rules of the SEC governing the conduct of shareholder meetings or the solicitation of shareholder consents (other than certain antifraud rules), including the SEC’s Rule 14a-8 governing shareholder proposals.

If the Proposals described herein are not approved at the meeting, then an LLC member wishing to submit proposals or director nominees for inclusion in a proxy statement for Fund VIII’s 2024 annual shareholder meeting should send its written proposals to the Secretary of Fund VIII at 104 La Mesa Drive, Suite 102, Portola Valley, California 94028.  To be included in the proxy statement for the 2024 annual shareholder meeting, proposals should be received prior to January 31, 2024.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This proxy statement incorporates documents by reference which are not presented in or delivered with it.  This means that we can disclose certain information by referring to certain documents.  These documents (other than the exhibits to such documents, unless specifically incorporated by reference) are available, without charge, upon written or oral request, directed to the Secretary of Westech, identified below.

The following documents, which have been filed by Fund VIII with the SEC pursuant to the Exchange Act (File No. 814-00731) are incorporated in this proxy statement by reference and shall be deemed to be a part hereof:

(a)          Annual Report on Form 10-K for the year ended December 31, 2022;

(b)          Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

(c)          Current Report on Form 8-K filed on May 23, 2023;

(d)          Fund VIII’s Registration Statement on Form 10, filed with the SEC on May 29, 2015, registering the Fund common stock, $0.001 par value, pursuant to Section 12(g) of the Exchange Act; and

(e)          All documents filed by Fund VIII with SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special shareholder meeting.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is to be deemed to be incorporated by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

You may read and copy any Fund VIII materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.  The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Fund VIII, at www.sec.gov.

FURTHER INFORMATION

Questions concerning this proxy statement should be directed to Jared Thear, Chief Financial Officer and Secretary of Westech, at (650) 234-4326, or by email to jared@westerntech.com.

Fund VIII does not intend to present any other business at the meeting, nor is it aware of any LLC member that intends to do so.  If, however, any other matter is properly brought before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

By Order of the Board of Directors,

/s/ Maurice C. Werdegar
Maurice C. Werdegar
Chairman

August 28, 2023

PROXY CARD

Venture Lending & Leasing VIII, Inc.
Special Meeting of Shareholders – October 6, 2023

The undersigned hereby appoints as proxies Jared Thear and Lynda Colletta (and each of them with power of substitution) to vote for the undersigned all shares of common stock, $0.001 par value (“Shares”), of the undersigned at the aforesaid meeting and any adjournment thereof with all the power the undersigned would have if personally present.  The Shares represented by this proxy will be voted as instructed.  Unless otherwise indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposals.  This proxy is solicited on behalf of the Board of Directors of Venture Lending & Leasing VIII, Inc.

Please sign and date this proxy and return it to Westech Investment Advisors, LLC, by fax to the attention of Thomas Romero, at (650) 234-4310, or by email to thomas@westerntech.com.

Please indicate your vote by an “X” in the appropriate box below.  The Board of Directors recommends a vote “FOR” the proposals below.

The proposals are part of one integrated plan, and neither of the proposals will be implemented unless both are approved.

(1)        Approval of the Plan of Liquidation pursuant to which Venture Lending & Leasing VIII, Inc. will distribute all of its assets to its sole shareholder, Venture Lending & Leasing VIII, LLC, and dissolve.
	FOR	AGAINST	ABSTAIN

(2) Approval of the termination of the status of Venture Lending & Leasing VIII, Inc. as a business development company under the Investment Company Act of 1940, as amended.	FOR	AGAINST	ABSTAIN

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on October 6, 2023: The Proxy Statement, together with a Notice of Special Shareholder Meeting and Proxy Card, are available online at: www.intralinks.com.  Please contact Thomas Romero, at (650) 234-4310, or by email at thomas@westerntech.com, if you require assistance accessing such website.

Continued and to be signed on the next page.

P-1

If Shares are held jointly, each individual named should sign.  If only one signs, his or her signature will be binding.  If the LLC member is a corporation, the President or Vice President should sign in his or her own name, indicating title.  If the LLC member is a partnership, a partner should sign in his or her own name, indicating that he or she is a “Partner.”  If the LLC member is a trust, an authorized officer of the trustee should sign, indicating title.

Please sign exactly as the Shares are registered (indicated below)

Name of LLC Member

Signature

Title (if applicable)

Dated: , 2023

P-2

VENTURE LENDING & LEASING VIII, INC.

PLAN OF LIQUIDATION

THIS PLAN OF LIQUIDATION (the “Plan”), sets forth the terms of the liquidation and dissolution of VENTURE LENDING & LEASING VIII, INC., a Maryland corporation (“Fund VIII”).

1.          The Board of Directors of Fund VIII (the “Board”) has adopted this Plan and called a special meeting (the “Meeting”) of Fund VIII’s sole stockholder, Venture Lending & Leasing VIII, LLC, a Delaware limited liability company (the “LLC”) to take action on the Plan.  In adopting the Plan, the Board has determined that the Plan is advisable and in the best interests of the LLC.  If the LLC votes a majority of Fund VIII’s outstanding shares of common stock, par value $0.001 per share (the “Fund Shares”), in favor of (i.e. “FOR”) the adoption of this Plan and the dissolution of Fund VIII at the Meeting, at which a quorum of the holders of a majority of the issued and outstanding Fund Shares is present, in person or by proxy, then the Plan shall constitute the adopted Plan of Fund VIII as of the date of the Meeting, or at such later date at which the LLC may approve the Plan if the Meeting is adjourned, postponed, or continued to a later date (the “Adoption Date”); provided, however, that the Plan shall not be effective unless the LLC, at the Meeting (or at any adjournment, postponement, or continuation thereof), approves the termination of the status of Fund VIII as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).

2.          On or after the Adoption Date, Fund VIII shall be voluntarily liquidated and dissolved.  After the Adoption Date, Fund VIII shall not engage in any business activity except to the extent necessary to implement this Plan, to wind-up its business and affairs, and to distribute its assets in accordance with this Plan.

3.          From and after the Adoption Date, Fund VIII shall complete the following corporate actions:

(i)          Provide notice to its creditors and to its employees pursuant to the provisions of Section 3-404 of the Maryland General Corporation Law (the “MGCL”) that the dissolution of Fund VIII has been approved by the LLC.

(ii)        Transfer all of its assets to the LLC; provided, however, that Fund VIII shall retain all rights associated with its licenses and registrations, including the rights associated with its status as a BDC under the 1940 Act, its status as a registrant under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and its status as a finance lender under the California Finance Lenders Law (the “Lender’s Law”).  The date that Fund VIII transfers its assets to the LLC shall be the “Distribution Date” for all purposes of this Plan.

(iii)      Prepare and file Articles of Dissolution substantially in the form attached hereto as Exhibit 1 with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to the provisions of Subtitle 4 of Title 3 of the MGCL.

4.          The implementation of this Plan shall be supervised by the Board, which shall have all right, power, and authority to (i) implement this Plan, (ii) delegate to one or more officers of Fund VIII the right, power, and authority to implement this Plan, and (iii) conduct the winding up and dissolution of Fund VIII under Sections 3-401 through 3-419, as applicable, of the MGCL.  Without limiting the generality of the foregoing, promptly after the Distribution Date, Fund VIII shall withdraw its election to be treated as a BDC under the 1940 Act, de-register as an Exchange Act reporting company pursuant to Section 12(g)(4) of the Exchange Act, and withdraw its license as a finance lender under the Lenders Law.

5.         The distribution of Fund VIII’s assets to the LLC pursuant to Section 3 hereof shall be in complete redemption and cancellation of all outstanding Fund Shares.  As a condition to the receipt of the Final Distribution to the LLC, the Board, in its absolute discretion, may require the LLC to (i) surrender its certificates, if any, representing the Fund Shares for cancellation, or (ii) furnish to Fund VIII evidence satisfactory to the Board of the loss, theft, or destruction of its certificates evidencing the Fund Shares, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board.

6.        Fund VIII hereby appoints the LLC as its disbursement agent to pay, from the cash distributed by Fund VIII to the LLC pursuant to the provisions of Section 3 hereof, the expenses of Fund VIII not paid by Fund VIII as of the Distribution Date.  The LLC shall have no responsibility, as disbursement agent hereunder, or otherwise, to pay any expenses or liabilities of Fund VIII, whether known or unknown, fixed or contingent, to the extent that such expenses or liabilities exceed the amount of the cash distributed by Fund VIII to the LLC pursuant to the provisions of Section 3 hereof.

7.          Notwithstanding the approval at the Meeting of this Plan and the transactions contemplated hereby by the LLC, the Board may modify or amend this Plan without further action by the LLC to the extent permitted by the MGCL.

8.          The Board is hereby authorized, without further action by the LLC, to do and perform any and all acts, and to make, execute, deliver, and adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind which are deemed necessary, appropriate, or desirable, in the good faith discretion of the Board, to implement this Plan and the transactions contemplated thereby, including, without limitation, all filings or acts required by any law or regulation to wind up Fund VIII’s business under the MGCL or other applicable law.  Fund VIII, effective the date it files its Articles of Dissolution with the Department pursuant to the provisions of Subtitle 4 of Title 3 of the MGCL, hereby irrevocably constitutes and appoints the LLC its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead, to execute, acknowledge, deliver, swear to, file, and record such documents or instruments as may be necessary or appropriate to carry out the provisions of this Plan and the liquidation and dissolution of Fund VIII, including, without limitation, all documents required to be filed by Fund VIII pursuant to the provisions of the MGCL, and all final tax returns and returns of income required to be filed by Fund VIII under the Internal Revenue Code or any applicable state or foreign income tax law.  Any person dealing with Fund VIII may conclusively presume and rely upon the fact that any instrument referred to herein, executed by the LLC as attorney-in-fact, is authorized, regular, and binding, without further inquiry.

This Plan of Liquidation was adopted by the Board of Directors of Fund VIII at a meeting duly called, convened, and held on August 17, 2023.

VENTURE LENDING & LEASING VIII, INC.

By:	/S/ Jared Thear
Jared Thear
Secretary

Dated	: August 17, 2023

[Continued on next page.]

VENTURE LENDING & LEASING VIII, LLC hereby agrees to perform all provisions of this Plan of Liquidation (“Plan”) applicable to it, and agrees to execute and deliver all such further documents and instruments and to take such further action as may be necessary or desirable to carry out the intent and purposes of the Plan.

VENTURE LENDING & LEASING VIII, LLC

By:	/S/ Maurice C. Werdegar
Maurice C. Werdegar
Chairman

Dated:	August 17, 2023

Exhibit 1

VENTURE LENDING & LEASING VIII, INC.

FORM OF ARTICLES OF DISSOLUTION

VENTURE LENDING & LEASING VIII, INC.

ARTICLES OF DISSOLUTION

VENTURE LENDING & LEASING VIII, INC., a Maryland corporation (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The name of the Corporation is as set forth above, and the address of the principal office of the Corporation is 1519 York Road, Lutherville, MD 21093.

SECOND:  The name and address of the resident agent of the Corporation in the State of Maryland, which shall serve for one year after dissolution and thereafter until the affairs of the Corporation are wound up, are:

Cogency Global, Inc.
1519 York Road
Lutherville, MD 21093

THIRD:  The name and address of each director of the Corporation are as follows:

Name	Address
Monica Lai	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028
Spiro Lazarakis	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028
Arthur C. Spinner	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028
Maurice C. Werdegar	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028

FOURTH:  The name, title and address of each officer of the Corporation are as follows:

Name	Title	Address
Maurice C. Werdegar	Chairman	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028
David R. Wanek	President and Chief Executive Officer	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028
Jared Thear	Vice President, Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028
Rodolfo Ruano	Vice President and Assistant Secretary	c/o Westech Investment Advisors, LLC 104 La Mesa Drive, Suite 102 Portola Valley, California 94028

FIFTH:  The dissolution of the Corporation has been approved in the manner and by the vote required by law and by the charter of the Corporation, as follows:

(a)
By resolutions adopted by the Board of Directors of the Corporation, declaring that the liquidation and dissolution of the Corporation is advisable and directing that the proposed liquidation and dissolution be submitted for consideration at a special meeting of the stockholders of the Corporation for action thereon; and

(b)
At a special meeting of stockholders entitled to  vote on the dissolution held on October 6, 2023, the holders of a majority of the outstanding shares of common stock of the Corporation approved the dissolution of the Corporation as so proposed pursuant to the terms of a plan of liquidation.

SIXTH:  The Corporation had no known creditors as of October 6, 2023.  Any outstanding liabilities of the Corporation will be paid by its sole shareholder, Venture Lending & Leasing VIII, LLC, which will assume all assets of the Corporation pursuant to the terms of a plan of liquidation.

SEVENTH:  The undersigned officer of the Corporation acknowledges these Articles of Dissolution to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

EIGHTH:  The Corporation is hereby dissolved.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Dissolution to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary on this __ day of _____, 2023.

VENTURE LENDING & LEASING VIII, INC.

	By:	/S/ Maurice C. Werdegar
Chairman
(SEAL)	ATTEST:

	By:	/S/ Jared Thear
Jared Thear
Secretary

CONSENT OF RESIDENT AGENT

The undersigned, the Maryland resident agent of Venture Lending and Leasing VIII, Inc., a Maryland corporation (the “Corporation”), hereby consents to serve as the resident agent of the Corporation pursuant to the Maryland General Corporation Law.

Cogency Global, Inc.

By:

Its:

Date: